SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Sixth Amendment”) is entered into as of December 6, 2007, by and between ST. RITA’S MEDICAL CENTER, an Ohio nonprofit corporation (“Seller”), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, (“Buyer”), with reference to the following Recitals:

R E C I T A L S

A. Seller and Buyer entered into that certain Purchase and Sale Agreement dated August 14, 2007, as amended by (i) that certain First Amendment to Purchase and Sale Agreement dated September 10, 2007, (ii) that certain Second Amendment to Purchase and Sale Agreement dated September 28, 2007, (iii) that certain Third Amendment to Purchase and Sale Agreement dated October 10, 2007, (iv) that certain Fourth Amendment to Purchase and Sale Agreement dated October 15, 2007 and (v) that certain Fifth Amendment to Purchase and Sale Agreement dated November 2, 2007 (collectively, the “Purchase Agreement”) wherein Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, those certain “Properties” (as defined in the Purchase Agreement), pursuant to the terms and conditions set forth in the Purchase Agreement.

B. Seller and Buyer wish to enter into this Sixth Amendment to (i) make the delivery of the Property Management Services Agreement (as defined in the Purchase Agreement) a post-closing item and (ii) require updated Ground Lease and Condominium Estoppels to be delivered within thirty (30) days of Close of Escrow.

C. Seller and Buyer desire to amend the Purchase Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

1. Definitions. Unless the context clearly indicates otherwise, (a) all initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement, and (b) all references to “the Agreement” or “this Agreement” in the Purchase Agreement or this Sixth Amendment shall mean and refer to the Purchase Agreement as amended by this Sixth Amendment.

2. Property Management Services Agreement. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties acknowledge and agree that the Property Management Services Agreement will not be delivered at Closing and will instead be delivered within sixty (60) days after Close of Escrow.

3. Ground Lease and Condominium Estoppels. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties acknowledge and agree that updated Ground Lease Estoppels and updated Condominium Certification and Estoppels, dated as of December 1, 2007 will be delivered by Seller within thirty (30) days after Close of Escrow.

4. Effect of this Sixth Amendment. Except as amended and/or modified by this Sixth Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement are and shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment. In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Purchase Agreement, the provisions of this Sixth Amendment shall control. Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Purchase Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.

5. Further Assurances. Each party will, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all such further conveyances, assignments, approvals, consents and any and all other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Sixth Amendment.

6. Counterparts. This Sixth Amendment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their duly authorized representatives as of the date first referenced above.

SELLER:	ST. RITA’S MEDICAL CENTER, an Ohio nonprofit corporation
By: /s/ William Roe Name: William Roe Title: /s/ Vice President
BUYER:	TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company
By: /s/ Francene LaPoint Name: Francene LaPoint Title: CFO